CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in the McMoRan Exploration Co. Registration Statement on Form S-4 (Registration No. 333-61171) and the McMoRan Exploration Co. Prospectus dated October 9, 1998, filed pursuant to Rule 424(b) under the Securities Act of 1933, and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP
New Orleans, Louisiana
November 18, 1998